UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2022

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported on October 12, 2022, Allarity Therapeutics, Inc. (the “Company”) received a notice (the “Notice”) from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying it that the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the period ended June 30, 2022, did not satisfy the continued listing requirement under Nasdaq Listing Rule 5450(b)(1)(A) (the “Rule”) for the Nasdaq Global Market, which requires that a listed company’s stockholders’ equity be at least $10.0 million. The Notice also requested that the Company submit a plan to regain compliance with the Rule.

After discussions with the Nasdaq staff, on December 12, 2022, the Company submitted its plan to regain compliance with the Rule, which plan included the raising of additional capital and seeking to phase down to Nasdaq Capital Market and meeting the listing requirements of the Nasdaq Capital Market, including the $2.5 million stockholder’s equity requirement by the end of the first quarter of March 31, 2023. On December 21, 2022, the Company received notification from the Nasdaq staff that they have granted the Company an extension of time until April 10, 2023, to regain and evidence compliance with the Rule.

No assurance can be given that the Company will be able to regain compliance with the Rule by April 10, 2023, as well as meet other notifications of deficiency subject to previous disclosure on Form 8-K (See Form 8-Ks filed with the SEC on November 25, and December 20, 2022).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ James G. Cullem
James G. Cullem
Chief Executive Officer

Dated: December 22, 2022

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